As filed with the Securities and Exchange Commission on March 29, 2012

Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (No. 333-71368)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PONIARD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

Poniard Pharmaceuticals, Inc.

300 Elliott Avenue West, Suite 530

Seattle, Washington 98119

(206) 281-7001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

91-1261311

(I.R.S. Employer Identification No.)

NEORX CORPORATION RESTATED 1994 STOCK OPTION PLAN

STOCK OPTION AGREEMENT DATED JULY 30, 2001

(Full Title of the Plan)

Anna Lewak Wight

Vice President, Legal

Poniard Pharmaceuticals, Inc.

300 Elliott Avenue West, Suite 530

Seattle, Washington 98119

(206) 281-7001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James Lisbakken

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-71368) of Poniard Pharmaceuticals, a Delaware corporation (the “Company”), pertaining to the registration of an additional 1,300,000 shares of common stock of the Company, $0.02 par value (the “Company Common Stock”), under the NeoRx Corporation Restated 1994 Stock Option Plan, the registration of 150,000 shares of common stock of the Company under that certain Stock Option Agreement Dated July 30, 2001 and the registration of an indeterminate number of additional shares which may become deliverable as a result of future adjustments to prevent dilution, which was filed with the Securities and Exchange Commission on October 11, 2001 (the “Registration Statement”).

The Company has terminated all offerings of Company Common Stock pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Company Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Company Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 29th day of March, 2012.

PONIARD PHARMACEUTICALS

By:	/S/ MICHAEL K. JACKSON
Michael K. Jackson
Interim Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-3 has been signed by the following persons in the capacities indicated on this 29th day of March, 2012.

/S/ MICHAEL S. PERRY	President and Chief Medical Officer (Principal Executive Officer)
Michael S. Perry

/S/ MICHAEL K. JACKSON	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Michael K. Jackson

/S/ ROBERT S. BASSO	Director
Robert S. Basso

/S/ FRED B. CRAVES	Director
Fred B. Craves

/S/ CARL S. GOLDFISCHER	Director
Carl S. Goldfischer

/S/ ROBERT M. LITTAUER	Director
Robert M. Littauer

/S/ RONALD A. MARTELL	Director
Ronald A. Martell

/S/ DAVID R. STEVENS	Director
David R. Stevens